SUB-ITEM 77M
Mergers


Nuveen Investment Quality Municipal Fund, Inc.
811-06091

On October 3, 2014 the above-referenced fund was the surviving fund in a merger. All of the assets of the American
Municipal Income Portfolio Inc. were transferred to the Nuveen Investment Quality Municipal Fund, Inc. The circumstances and details of the merger are contained in the SEC filing on Form N-14 8C/A as Appendix A, filed on June
24, 2014, Accession No. 0001193125-14-247423, which
materials are herein incorporated by reference.